As filed with the Securities and Exchange Commission on June 4, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

1847 HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware	38-3922937
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

260 Madison Avenue, 8th Floor, New York, NY	10016
(Address of Principal Executive Offices)	(Zip Code)

2023 EQUITY INCENTIVE PLAN
(Full title of the plan)

Ellery W. Roberts
Chief Executive Officer

260 Madison Avenue, 8th Floor

New York, NY 10016

(212) 417-9800

Copies to:

Louis A. Bevilacqua, Esq.

BEVILACQUA PLLC

800 Connecticut Ave., N.W., Suite 300

Washington, DC  20006

(202) 869-0888

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by 1847 Holdings LLC (the “Registrant”) to register 8,095,830 additional common shares with respect to the Company’s 2023 Equity Incentive Plan, as amended (the “Plan”), which is in addition to the 103 common shares previously registered on the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on May 18, 2023 (File No. 333-272059) (the “Prior Registration Statement”).

This Registration Statement relates to securities of the same class as those registered under the Prior Registration Statement and is being filed in accordance with General Instruction E to Form S-8 regarding the registration of additional securities under the Plan. Pursuant to such instruction, the contents of the Prior Registration Statement is hereby incorporated by reference in and made part of this Registration Statement, except to the extent supplemented, superseded or modified by the specific information set forth below or the specific exhibits attached hereto. Also pursuant to General Instruction E to Form S-8, the filing fee is being paid only with respect to the 8,095,830 common shares not previously registered.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(1)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Commission on March 31, 2026;

(2)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026 with the Commission on May 15, 2026; and

(3)	The description of the Registrant’s common shares contained in Exhibit 4.1 to its Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Commission on March 31, 2026, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Certificate of Formation of 1847 Holdings LLC (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 filed on February 7, 2014)
4.2	Second Amended and Restated Operating Agreement of 1847 Holdings LLC, dated January 19, 2018 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on January 22, 2018)
4.3	Amendment No. 1 to Second Amended and Restated Operating Agreement (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on August 11, 2021)
4.4	Amendment No. 2 to Second Amended and Restated Operating Agreement of 1847 Holdings LLC, dated October 16, 2023 (incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K filed on October 16, 2023)
4.5	Amendment No. 3 to Second Amended and Restated Operating Agreement of 1847 Holdings LLC, dated December 19, 2023 (incorporated by reference to Exhibit 3.5 to the Registration Statement on Form S-1 filed on January 24, 2024)
4.6	Amendment No. 4 to Second Amended and Restated Operating Agreement of 1847 Holdings LLC, dated March 11, 2025 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on March 17, 2025)
5.1	Opinion of Bevilacqua PLLC as to the legality of the shares
23.1	Consent of Sadler, Gibb & Associates, LLC
23.2	Consent of Bevilacqua PLLC (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of this registration statement)
99.1	1847 Holdings LLC 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.61 to the Registration Statement on Form S-1 filed on May 18, 2023)
99.2	Amendment No. 1 to 1847 Holdings LLC 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.48 to the Registration Statement on Form S-1 filed on September 18, 2024)
99.3	Amendment No. 2 to 1847 Holdings LLC 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.49 to the Registration Statement on Form S-1 filed on September 18, 2024)
99.4	Amendment No. 3 to 1847 Holdings LLC 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on March 17, 2025)
107	Filing Fee Table

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 4, 2026.

1847 HOLDINGS LLC

By:	/s/ Ellery W. Roberts
Ellery W. Roberts Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Ellery W. Roberts and Vernice L. Howard as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and to file a new registration statement under Rule 461, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Ellery W. Roberts	Chairman and Chief Executive Officer (principal executive officer)	June 4, 2026
Ellery W. Roberts

/s/ Vernice L. Howard	Chief Financial Officer (principal financial and accounting officer)	June 4, 2026
Vernice L. Howard

/s/ Robert D. Barry	Director	June 4, 2026
Robert D. Barry

/s/ Michele A. Chow-Tai	Director	June 4, 2026
Michele A. Chow-Tai

/s/ Clark R. Crosnoe	Director	June 4, 2026
Clark R. Crosnoe

/s/ Paul A. Froning	Director	June 4, 2026
Paul A. Froning

/s/ Lawrence X. Taylor	Director	June 4, 2026
Lawrence X. Taylor

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